Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
ALASKA AIRLINES, INC.

As Amended and in Effect September 10, 2009
(Date of Previous Amendment: February 12, 2003)

ARTICLE I

Registered Office and Agent

The registered office of the Corporation is located at CT Corporation System, 240 Main Street, Suite 800, Juneau, Alaska 99801, and the name of its registered agent at such address is CT Corporation System.

ARTICLE II

Shareholders

Sec. 1. The Annual Meeting of Shareholders for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and time as shall be fixed by resolution of the Board of Directors.  If the day fixed for the Annual Meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. This meeting may be held at any place within or without the State of Alaska as the Board of Directors may designate.

Sec. 2. The Board of Directors may fix a date not more than sixty (60) nor less than twenty (20) days prior to the day of holding the meeting of shareholders as the time as of which shareholders entitled to notice of and to vote at such meeting shall be determined, and all persons who are holders of record of voting stock at such time and not others shall be entitled to notice of and to vote at such meeting.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at the meeting of shareholders, the date on which notice of the meeting is mailed is the record date for the determination of shareholders entitled to vote at the meeting.

Sec. 3. A special meeting of shareholders may be called at any time by the Chairman of the Board, the President, by a majority of the Directors, or by shareholders holding ten percent (10%) or more of the shares of stock entitled to vote.  Such special meeting, or meetings, shall be held at any place designated by the Board of Directors and stated in the notice of meeting.

Sec. 4. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be given not less than twenty (20) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at the meeting.  A waiver of notice, in writing signed by the shareholder entitled to notice, whether before or after the time stated for notice, shall be equivalent to the giving of notice.

Sec. 5. The Chairman of the Board, or in his or her absence such person as shall have been designated by the Board of Directors, shall preside at all meetings of shareholders.

The Secretary of the Corporation shall act as Secretary of all such meetings but in the absence of the Secretary at any meeting, the Assistant Secretary, or such other person as the Chairman may appoint, shall act as Secretary thereof, and shall perform the duties of that office at said meeting and incidental thereto.

Sec. 6. Each shareholder shall be entitled to one vote for each share of stock in his or her name, which vote may be cast either in person or by proxy.  All proxies shall be executed in writing or by electronic transmission and shall be filed with the Secretary prior to the meeting being called to order and shall be entered of record by the Secretary in the minutes of the meeting.  Each item of business except adjournment, including the election of Directors, shall require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter, a quorum being present, to be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the Articles of Incorporation or these Bylaws.

Sec. 7. A quorum for the transaction of business at any such meeting shall consist of a majority of the shares entitled to vote, represented in person or by proxy.  Shareholders present at a meeting, at which a quorum is present, may continue to transact business until adjournment even though enough shareholders withdraw to leave less than a quorum, so long as any action taken other than adjournment is approved by at least a majority of shares required to constitute a quorum.

Sec. 8. Any action of the shareholders may be taken without a meeting by written consent, setting out the action taken and signed by the holders of all outstanding shares entitled to vote on the action.

ARTICLE III

Directors

Sec. 1. The business and affairs of the Corporation shall be managed by a Board of Directors who shall be elected by the shareholders except as provided in Section 3 of this Article III.  Said Board shall consist of one or more Directors, with the exact number to be fixed from time to time by the shareholders by a majority of the outstanding shares, or by resolution of the Board of Directors so long as the majority of the Board of Directors approves.

Each Director who is not an employee shall receive for his or her services when serving in his or her capacity as Director such compensation as may be determined by the Board of Directors.

Sec. 2. The Directors shall be elected annually by the shareholders at the Annual Meeting of Shareholders and shall hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

Sec. 3. Vacancies in the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

Sec. 4. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by a court order.  A Director may be removed from office without reason if the removal is approved by the outstanding shares at a regular or special meeting of shareholders for which notice is properly given.

Sec. 5. Any Director may resign at any time upon notice in writing to the Chairman of the Board, the President, the Secretary or the Board of Directors. Such resignation shall take effect when the notice is delivered or at any later date specified therein; and the acceptance of such resignation shall not be necessary to make it effective.  If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Sec. 6. Meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, the Chief Executive Officer, or a majority of the Board of Directors.  The Board of Directors may hold its regular meetings at such place within or without the State of Alaska as the Chairman of the Board or in his or her absence a majority of Directors from time to time may determine.  Special meetings of the Board of Directors may be held at any place within or without the State of Alaska as designated in the notice of meeting.

Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors.  Notice of each special meeting shall be given by the Chairman of the Board, the Chief Executive Officer, the Secretary or any Assistant Secretary or their delegates to each Director by mail at least four (4) days prior to the time fixed for the meeting, or personally or by telephone, facsimile transmission, electronic mail or other means of electronic transmission at least twenty-four (24) hours prior to the date fixed for the meeting, unless, in the case of exigency, the Chairman of the Board shall prescribe a shorter notice.  Notice of a meeting need not be given to a Director (i) who signs a waiver of notice, whether before or after the meeting, or (ii) who attends the meeting without protesting, before or at its commencement, the lack of notice to such Director.  The notice of the meeting shall state the date, time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Sec. 7.  Except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws, a majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any Board meeting, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time or place.  If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting will be given before the adjournment meeting takes place, in the manner specified in Section 6 of this Article III, to the Directors who were not present at the time of the adjournment.

Sec. 8. At every meeting of the Board of Directors, the Chairman of the Board or in his or her absence, a chairman chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Sec. 9. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee consent thereto in writing and such written consent is filed with the minutes of the proceedings of the Board or committee.

Sec. 10. Members of the Board of Directors, or any committee designated by the Board of Directors, may conduct a special meeting by communicating simultaneously with each other by means of a conference telephone or similar communications equipment.  The Secretary shall record such resolution or minutes of such telephonic meeting in the minute book of the Corporation.

Sec. 11. The Board of Directors may at any time choose from among its members a Chairman of the Board, who shall serve at the pleasure of the Board of Directors.  The Chairman of the Board, if there be one, shall preside at all meetings of shareholders and the Board of Directors and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.  The Chairman of the Board shall have the power to vote all securities of any other entity held by the Corporation, except as may be otherwise determined by the Board.  If so designated by the Board of Directors, the Chairman of the Board shall be considered an executive officer of the Corporation.

ARTICLE IV

Committees of the Board of Directors

Sec. 1. The Board of Directors may, by resolution adopted by a majority of the Directors, designate one or more committees consisting of not less than two Directors, as it may from time to time determine, and each such committee shall serve for such term and shall have and may exercise such duties, functions and powers which are not inconsistent with applicable law as the Board of Directors may from time to time prescribe.  The Chairman of each such committee shall be designated by the Board of Directors.

Sec. 2. Meetings and actions of committees will be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws applicable to meetings and actions of the Board, with such changes in the context of such sections of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time and date of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, and that special meetings of committees may also be called by resolution of the Board of Directors.  Each committee shall keep a record of its acts and proceedings, and all actions of the committee shall be reported to the Board of Directors at the next meeting of the Board.

Sec. 3. At each meeting of any committee the presence of a majority of the members of such committee shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action.

ARTICLE V

Officers

Sec. 1.  The Officers of this Corporation shall be a President, a Treasurer, a Secretary, and such other Officers, including but not limited to a Chairman of the Board, a Chief Executive Officer and a Chief Financial Officer, as may be elected by the Board of Directors.  Any two or more offices may be held by the same person except the offices of President and Secretary.

In addition to Officers elected by the Board of Directors in accordance with the foregoing paragraph, the Corporation may have one or more appointed Vice Presidents, Assistant Secretaries, Assistant Treasurers or other Officers as may be designated from time to time and appointed by the Board of Directors or the Chairman of the Board.  All such appointed officers shall be deemed staff positions, not elected officers, and as such the individuals holding these appointed positions shall not be entitled to the benefits of elected officers such as the Supplementary Retirement Plan for Elected Officers.

Sec. 2. The Officers of the Corporation shall serve at the pleasure of the Board of Directors and shall hold office until his or her successor shall have been duly elected and qualified, or until he or she shall have died, resigned or been removed in the manner hereinafter provided.

Sec. 3. Any Officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under a contract to which the Officer is a party. Such resignation shall take effect on the date of its receipt or on any later date specified therein; and the acceptance of such resignation shall not be necessary to make it effective.

Sec. 4. Any Officer elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors. Any Officer appointed by the Chairman of the Board may be removed, with or without cause, by the Chairman of the Board or the Board of Directors.  In either case, an Officer’s removal shall be without prejudice to the contract rights, if any, of the person so removed.

Sec. 5. Any vacancy occurring in any office of the Corporation shall be filled for the unexpired portion of the term in the same manner as prescribed in these Bylaws for regular election or appointment to such office.

Sec. 6. Subject to applicable law, the compensation of all Officers elected by the Board of Directors shall be approved or authorized by the Board of Directors, a committee of the Board of Directors to whom such authority has been delegated or by the Chairman of the Board when so authorized by the Board of Directors, and the compensation of all Officers appointed by the Chairman of the Board shall be set by the Chairman of the Board or as designated by the Board of Directors.

Sec. 7. A Chairman of the Board that has been appointed as an executive officer of the Corporation shall have the responsibilities set forth in Section 11 of Article III of these Bylaws.

Sec. 8. Subject to the discretion of the Board of Directors to elect or not elect a Chief Executive Officer, the Chief Executive Officer of the Corporation shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other Officers, agents and employees and shall see that their duties are properly performed.  He or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors or these Bylaws.

Sec. 9. The President shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other Officers, agents and employees and shall see that their duties are properly performed, subject, however, to the direction of the Chief Executive Officer if one has been elected.  The President shall perform all duties incident to the office of President and such other duties as may be assigned to him or her by the Board of Directors, the Chief Executive Officer or these Bylaws.

Sec. 10.  Subject to the discretion of the Board of Directors to elect or not elect a Chief Financial Officer, the Chief Financial Officer shall control, audit and arrange the financial affairs of the Corporation, consistent with the responsibilities delegated to him or her by the Chief Executive Officer or President.  The Chief Financial Officer shall have such other duties as may be assigned to him or her by the Board of Directors.

Sec. 11. The Secretary or one or more Assistant Secretaries shall attend all meetings of the Board and all meetings of shareholders and act as secretary thereof, and shall record all votes and prepare the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee of the Board when required.  The Secretary shall be given other duties as pertain to his or her office.  The Secretary shall keep in safe custody the seal of the Corporation when authorized by the Board of Directors, and affix it, when required, to any instrument.  An Assistant Secretary shall perform the duties of the Secretary in the event of his or her absence or disability and shall perform such other duties as may be imposed upon him or her by the Board of Directors.

Sec. 12. The Treasurer shall have the custody of all the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements and books belonging to the Corporation and shall deposit all monies and other valuable effects in the same name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall render to the Directors whenever they may require it, an account of all the Treasurer's transactions and of the financial condition of the Corporation.

Sec. 13. In the absence or disability of the Chairman of the Board, the Chief Executive Officer or the President, the Board of Directors may designate, by resolution, individuals to perform their duties, subject to Section 14 of this Article V.  The Board of Directors may also delegate this power to a committee.

Sec. 14. As long as the U.S. Department of Defense requires a security clearance for participation in the Civil Reserve Air Fleet program, no Officer who does not possess the required security clearance shall be authorized to perform any duties which would enable that Officer to adversely affect corporate policies or practices in the performance of classified contracts for the Department of Defense or other U.S. government agencies.

ARTICLE VI

Stock Certificates

All certificates of stock of this Corporation shall be signed by either the President or a Vice President, and the Secretary or an Assistant Secretary, and shall be sealed with the corporate seal or shall have imprinted thereon a facsimile of such corporate seal.

ARTICLE VII

Indemnification

Sec. 1. To the full extent permitted by the Alaska Corporations Code, as the same exists or may hereafter be amended, or by other applicable law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any completed, pending, or threatened action or proceeding, whether civil, criminal, administrative or investigative (whether brought by or in the right of the Corporation or otherwise) by reason of the fact that he or she is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (hereinafter an “indemnitee”) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding and such indemnification shall continue as to an indemnitee who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of his or her heirs, executors and administrators.  The Board may, at any time, approve indemnification of any other person which the Corporation has the power to indemnify under the Alaska Corporations Code.  The indemnification provided by this Section 1 shall not be deemed exclusive of any other rights to which a person may be entitled as a matter of law or by contract or by vote of the Board or the shareholders.  The Corporation may purchase and maintain indemnification insurance for any person to the extent provided by applicable law.

Sec. 2. A right to indemnification arising under Section 1 of this Article VII shall not be eliminated or impaired by an amendment to such Section 1 after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification is sought.

ARTICLE VIII

Checks, Drafts, Bank Accounts, Etc.

Sec. 1. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers or agent or agents of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors or by such Officers of the Corporation as may be designated by the Board of Directors to make such determination. Such authority may be general or confined to specific circumstances.

Sec. 2. All funds of the Corporation shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any Officer or Officers or agent or agents of the Corporation to whom such power may, from time to time, be delegated by the Board of Directors; and for the purpose of such deposit, any Officer or agent to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

ARTICLE IX

Notices

Whenever notice is required by law, the Articles of Incorporation or these Bylaws, to be given to any Director, member of a committee or shareholder, such notice may be given by mail, or by other means of written communication, addressed to such Director, member of a committee or shareholder, at such person’s address as it appears on the books of the Corporation or as given by such person to the Corporation for the purpose of notice, with postage thereon prepaid, and if by mail, such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Except as otherwise required by law, notice may also be given personally, or by telephone, electronic mail, facsimile transmission, or other electronic transmission. Telephone notice shall be deemed to be given when such person or his or her agent is personally given such notice in a telephone call to which such person or his or her agent is a party. Electronic mail notice shall be deemed to be given when directed to an electronic mail address at which such person has consented to receive notice. Facsimile transmission notice shall be deemed to be given when directed to a number at which such person has consented to receive notice.  Notice given by posting on an electronic network together with a separate notice of such specific posting shall be deemed to be given upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting.  Other electronic transmission notice shall be deemed to be given when directed to such person in the manner in which such person has consented to receive such notice.

Amendments

The Bylaws may be altered or repealed and new Bylaws may be made by the affirmative vote of a majority of the Board of Directors, subject to the right of the shareholders to amend or repeal Bylaws, including Bylaws made or amended by the Board of Directors, or to adopt new Bylaws, by the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon at any meeting of the shareholders, provided that notice of the proposed action be included in the notice of such meeting.  Except as otherwise provided by the Alaska Corporations Code, any Bylaws made or altered by the shareholders may be altered or repealed by either the Board of Directors or the shareholders.